Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162939 and 333-175020) of STR Holdings, Inc. of our report dated March 16, 2018, relating to the consolidated financial statements and financial statement schedule as of December 31, 2017 and 2016 and for the years then ended, which appears in this annual report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ UHY LLP

New York, New York

March 16, 2018